                                                                  EXHIBIT 3.1(a)


                          CERTIFICATE OF INCORPORATION
                                       OF
                        BBC GRAPHICS OF PALM BEACH, INC.

WE, THE UNDERSIGNED, hereby associate ourselves together for the purpose of becoming a corporation under the Laws of the State of Florida, by and under the provisions of the Statutes of the said State of Florida.

                                    ARTICLE I

The name of this corporation shall be:

                        BBC GRAPHICS OF PALM BEACH, INC.

                                   ARTICLE II

The corporation may engage in any activity or business permitted under the laws of the United States and of the State of Florida.

                                   ARTICLE III

The maximum number of shares of capital stock that this corporation is authorized to have outstanding at any one time is FIVE HUNDRED (500) shares of common stock, having a par value of ONE DOLLAR ($1.00) PER SHARE.

                                   ARTICLE IV

The amount of capital with which this corporation will begin business shall be the sum of not less than FIVE HUNDRED DOLLARS ($500.00).

                                    ARTICLE V

This corporation shall exist perpetually unless sooner dissolved according to law.

                                   ARTICLE VI

The initial street address of the principal and registered office of the corporation shall be:

                              6413 Congress Avenue
                              #230
                              Boca Raton, FL 33487

                                   ARTICLE VII

The number of Directors of this corporation shall be at least one (1) and no more than five (5).

                                  ARTICLE VIII

The name and street address of the members of the first Board of Directors of this Corporation is as follows:

                              Suzanne Brady
                              6413 Congress Avenue
                              #230
                              Boca Raton, FL 33487

                                   ARTICLE IX

The name and street address of the person signing these Articles of Incorporation as subscriber is as follows:

                              Suzanne Brady
                              6413 Congress Avenue
                              #230
                              Boca Raton, FL 33487

                                    ARTICLE X



The corporate existence of this corporation shall begin on the date the Articles of Incorporation are filed of record.

         IN WITNESS WHEREOF, the undersigned Suzanne Brady, being competent to contract, has hereunto set her hand and seal this 24th day of May, 1999.

/s/ Suzanne Brady
------------------------
    Suzanne Brady


STATE OF FLORIDA                    )
                                    ) SS:
COUNTY OF BROWARD                   )

BEFORE ME, the undersigned Notary Public of the State of Florida personally appeared Suzanne Brady, to me well known and known to me to be the individual described in and who executed the foregoing Articles of Incorporation, and she acknowledged before me that she executed the same freely and voluntarily for the purpose therein expressed.

WITNESS my hand and official seal this 24th day of May, 1999.

                                              /s/ Betty L. Perez
                                              ----------------------------------
                                              Notary Public, State of Florida


                                              My Commission Expires: